Exhibit 99.2

PENSARE ACQUISITION CORP. COMMON STOCK, WARRANTS AND RIGHTS

TO COMMENCE TRADING SEPARATELY ON AUGUST 8, 2017

NEW YORK, August 7, 2017 (GLOBE NEWSWIRE) -- Pensare Acquisition Corp. (NASDAQ: WRLSU) (the “Company”) today announced that the holders of the Company’s units may elect to separately trade the common stock, warrants and rights underlying the units commencing on August 8, 2017. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units that are not separated will continue to trade on the NASDAQ Capital Market under the symbol “WRLSU” and the common stock, warrants and rights are expected to trade under the symbols “WRLS,” “WRLSW” and “WRLSR,” respectively.

The units were initially offered by the Company in an underwritten offering. EarlyBirdCapital, Inc. acted as the sole book running manager and IFS Securities, Chardan and I-Bankers Securities, Inc. acted as co-managers of the offering.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on July 27, 2017.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus relating to the offering may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the prospectus can be accessed through the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Information concerning risks and uncertainties can be found in the Company’s filings with the SEC, including those set forth in the Risk Factors section of the Company’s prospectus. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Pensare Acquisition Corporation

David Panton, 1.404.234.3098

info@pensaregrp.com